                                 EXHIBIT INDEX

Exhibit            Description
-------            -----------

10.1               Release Agreement, dated January 14, 2005, between Bruce R.
                   Swift and Metaldyne Corporation

                                    AGREEMENT
                                    ---------

         THIS RELEASE AGREEMENT ("Agreement") is made as of this 14th day of
January 2005, between Bruce R. Swift ("Executive") and Metaldyne Corporation
("Employer").

                                  INTRODUCTION
                                  ------------

I.       Executive's last day of work will be January 31, 2005 (the "Termination
         Date").

II.      Employer is not obligated to pay Executive any compensation, benefits or other consideration after the Termination Date except as specifically set forth in Paragraph 1.

III.     Executive has had the opportunity to review this Agreement and is encouraged to consult with legal counsel prior to executing this
         Agreement to ascertain whether Executive has any potential rights or remedies, which are being waived and released by Executive's execution of this Agreement.

IV.      Executive and Employer, without any admission of liability, desire to settle with finality, compromise, dispose of, and release all claims, demands and causes of action Executive has asserted or which Executive could assert against Employer, whether arising out of the Executive's
         Employment Agreement with Employer, dated as of June 16, 2003, as amended by that certain Amendment to Employment Agreement with an effective date of September 10, 2004 ("Employment Agreement"); any agreement with a predecessor to Employer; the termination of the
         Employment Agreement; the employment relationship; the termination of the employment relationship; or any condition or benefit of employment or otherwise. This Agreement is not and shall not be construed as an admission by Employer of any liability, an admission against interest or any violation of Employer's policies or procedures.

                                    AGREEMENT
                                    ---------

         Employer and Executive agree as follows:

         1.                SEVERANCE PACKAGE. As consideration for this
                           Agreement, Employer agrees to provide Executive the
                           Severance Package set forth in this Paragraph 1. The
                           payments and benefits provided under this Paragraph 1
                           are made in lieu of any further payments or benefits
                           to Executive under the Employment Agreement, and
                           Executive acknowledges that the payments and benefits
                           provided under this Paragraph 1 exceed the amounts
                           that would otherwise be owing to him under the
                           Employment Agreement:

                           a.      Base salary continuation for a period of six
                                   (6) months in the gross amount of $225,000
                                   (The gross amount per pay period will be
                                   $17,307.69). Payment to Executive will be
                                   made in equal, bi-weekly installments, minus
                                   applicable withholding and payroll taxes.

                           b.      A gross bonus for 2004 to be paid in
                                   accordance with the terms of the Annual Value
                                   Creation Plan (AVCP); provided, however, that
                                   the amount paid pursuant to the individual
                                   performance component shall be fixed at
                                   $67,500. The bonus will be paid in a single
                                   lump sum at such time as the Company pays all
                                   other employee bonuses under the AVCP.

                           c.      A lump sum amount of $34,615.38, representing
                                   the monetary value of 4 weeks of vacation
                                   time. This payment will be made within 10
                                   days of signing this Agreement and is subject
                                   to all of the applicable withholdings
                                   described above.

                           d.      Continuation of benefits under any group
                                   medical, dental, and life insurance benefits
                                   substantially similar to those which
                                   Executive was receiving immediately prior to
                                   termination of employment until the earlier
                                   of:

                                      1.   the end of the six (6) month period
                                           following the Termination Date, or

                                      2.   the date on which Executive becomes
                                           eligible to receive any benefits
                                           under any plan or program of any
                                           other employer.

                                   Employer will pay the employer-portion of the
                                   medical, dental, and life insurance coverage.
                                   Executive will be required to pay the
                                   Executive-portion of the medical, dental, and
                                   life insurance premiums. The
                                   Executive-portion of the premiums will be
                                   billed to the Executive on a monthly basis.
                                   Health care continuation will be applied
                                   against the COBRA notification period. If
                                   Employer is not able to provide coverage
                                   under the existing plans, Executive will be
                                   paid cash in the amount of the Employer's
                                   portion of the premium cost.

                           d.      The effect of this termination on any stock
                                   option grants is not addressed by this
                                   Agreement and is subject to the plan
                                   documents governing such grants.

                           e.      Executive shall continue to participate in
                                   the Metaldyne Executive Car Program for a
                                   period of one month from the Termination Date
                                   in accordance with the terms of that program.

                                   Executive agrees that he is exclusively
                           liable for the payment of any federal, state, city or
                           other taxes that may be due as a result of any
                           severance benefits received by Executive as provided
                           in this Agreement. Executive further agrees to
                           indemnify and hold Employer harmless from any payment
                           of taxes or penalties, if any, that may be required
                           of Executive as a result of any severance benefits
                           received by Executive pursuant to this Agreement.

         2.                TERMINATION OF BENEFITS. Notwithstanding the benefits
                           outlined in Paragraph 1 above, Executive shall cease
                           to be an active participant under Employer's
                           retirement and other benefit plans pursuant to the
                           terms of those plans, and no additional benefits
                           shall accrue to Executive after the Termination Date.

         3.                NON-COMPETITION; NON-SOLICITATION; CONFIDENTIALITY;
                           RELEASE CONSIDERATION. Executive acknowledges that he
                           remains subject to the restrictive covenants and
                           remedies contained in Sections 13 and 14 of the
                           Employment Agreement, which covenants and remedies,
                           including the Employer's right to cause a forfeiture
                           of further payments or benefits under the Severance
                           Package of Paragraph 1 and demand repayment of any
                           payments or benefits, are incorporated herein by
                           reference and which by their terms survive the
                           termination of Executive's employment and the
                           Employment Agreement. Employer acknowledges that, by
                           signing this Agreement, Executive has satisfied the
                           requirement of Section 13(f) of the Employment
                           Agreement, and Executive acknowledges that this
                           Agreement provides additional and sufficient
                           consideration for the release contained herein.

         4.                RETURN OF PROPERTY. Executive agrees to immediately
                           return all Employer property (and any copies of such
                           property) of whatsoever kind and character,
                           including, without limitation, keys, credit cards,
                           documents, computers, computer software, discs and
                           media, policy and procedures manuals and all other
                           tangible or intangible property of Employer.

          5.               NO DISPARAGEMENT. Executive agrees not to criticize,
                           disparage or otherwise demean in any way Employer or
                           its respective affiliates, officers, directors,
                           Executives or Employer's products. Likewise, the

                           Employer agrees not to criticize, disparage or
                           otherwise demean the Executive.

         6.                RELEASE. Executive, for him, and his heirs,
                           executors, administrators, successors and assigns,
                           hereby releases and forever discharges Employer, its
                           affiliates and respective officers, directors,
                           agents, representatives, shareholders, employees
                           (current and former), employee benefit plans,
                           successors, predecessors, assigns, and any and all
                           other persons, firms, corporations and other legal
                           entities associated with Employer (collectively
                           referred to as the "Released Parties"), of and from
                           any and all claims, demands, actions, causes of
                           action, debts, damages, expenses, suits, contracts,
                           agreements, costs and liabilities of any kind, nature
                           or description, whether direct or indirect, known or
                           unknown, in law or in equity, in contract, tort or
                           otherwise, which Executive ever had, now has or may
                           have against any of the Released Parties as of the
                           date of execution of this Agreement, whether known or
                           unknown, suspected or unsuspected, or which may be
                           based upon pre-existing acts, claims or events
                           occurring at any time up to the present date
                           including, but not limited to, claims arising under
                           the Employment Agreement, Title VII of the Civil
                           Rights Act of 1964 or state civil rights statutes,
                           claims arising under the Age Discrimination in
                           Employment Act of 1967 ("ADEA"), as amended by the
                           Older Workers Benefit Protection Act ("OWBPA"),
                           claims arising under the Americans with Disabilities
                           Act ("ADA"), the Family and Medical Leave Act
                           ("FMLA"), the Fair Labor Standards Act ("FLSA"), the
                           National Labor Relations Act ("NLRA"), the Employee
                           Retirement Income Security Act ("ERISA"), claims for
                           breach of express or implied contract, breach of
                           promise, promissory estoppel, loss of income, back
                           pay, reinstatement, front pay, impairment of earning
                           capacity, wrongful termination, discrimination,
                           damage to reputation, fraud, violation of public
                           policy, retaliation, negligent or intentional
                           infliction of mental or emotional distress,
                           intentional tort or any other federal, state or local
                           common law or statutory claims, and all other claims
                           and rights, whether in law or equity. It is the
                           intention of the parties that this paragraph will be
                           construed as broadly as possible; however, this
                           paragraph does not include claims arising under state
                           workers' compensation laws, state unemployment laws
                           and any claims that arise after the signing of this
                           Agreement. This paragraph also does not affect
                           Executive's right to file a charge or otherwise
                           participate in an EEOC proceeding insofar as it is
                           required by current EEOC regulations. Executive
                           understands that Employer will assert this Agreement
                           as an affirmative defense against any claim asserted
                           by Executive in any forum.

                           Nothing contained in this Release Agreement shall
                           modify, alter, or otherwise affect the rights of
                           Executive as a former employee and officer to
                           indemnification by Employer pursuant to the Restated
                           Certificate of Incorporation and the Delaware General
                           Corporation law.

         7.       NON-DISCLOSURE. Executive shall not disclose the fact of this
                  Agreement or any of its terms to any third parties other than
                  Executive's spouse, tax advisors, accountants and attorneys or as otherwise required by law. Executive agrees that any
                  violation of this non-disclosure paragraph will result in
                  substantial and irreparable injury to Employer.

         8.       REFERENCES. In the event that Executive seeks a reference for employment purposes, Executive agrees to direct inquiries to
                  Metaldyne's Human Resources Department. References to be
                  provided by Employer regarding Executive shall be limited to dates of employment, positions held and compensation. Those making such inquiries will be advised that it is the general policy of Employer to provide only such neutral references in response to employment inquiries.

         9.       CONSIDERATION TIME AND REVOCATION PERIOD. Consistent with the
                  ADEA, this Agreement was first given to Executive on January
                  14, 2005. Executive has twenty-one (21) calendar days during which to review and consider this offer. Executive is not
                  required to, but may accept this Agreement by signing and
                  returning the Agreement at any time prior to February 4, 2005.
                  In the event Executive signs and returns the Agreement before that time, Executive certifies, by such execution, that he knowingly and voluntarily waives the right to the full
                  twenty-one (21) days, for reasons personal to Executive, with no pressure by Employer to do so. Employer and Executive
                  further agree that any changes, whether material or
                  immaterial, to this Agreement do not restart the running of the twenty-one (21) day consideration period.

         Executive understands that he may revoke this Agreement for a period of seven (7) calendar days following his execution of the Agreement. Executive understands that any revocation, in order to be effective, must be: (1) in writing and either postmarked within seven (7) days of the Executive's execution of the Agreement and addressed to General Counsel, Metaldyne Corporation, 47603
Halyard Drive, Plymouth, MI 48170-2429, or (2) hand-delivered within seven (7)
days of Executive's execution of the Agreement to Metaldyne's General Counsel at the address listed above. If revocation is by mail, certified mail, return receipt requested is required to show proof of mailing.

         10.      NO PAYMENT. No payments or benefits under this Agreement shall be made to Executive until after the seven (7) day revocation period has expired. If Executive does not revoke this
                  Agreement within the seven (7) day revocation period, then this Agreement shall become fully and finally effective and the payments and benefits provided by the terms of Paragraph 1 will be made to Executive.

         11.      COMPLETE AGREEMENT. In executing this Agreement, Executive is doing so knowingly and voluntarily and agrees that he has not relied upon any oral statements by Employer or its
                  representatives, and that this Agreement, when signed by both parties, supersedes any and all prior

                  written agreements between the parties regarding the terms of
                  Executive's employment or the termination of such employment, including, without limitation, the Employment Agreement
                  (except to the extent that provisions of the Employment
                  Agreement are specifically incorporated into this Agreement).

         12.      SEVERABILITY. Should any provision of this Agreement be
                  declared or determined by any court to be illegal or invalid, the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

         13.      CHOICE OF LAW. This Agreement shall be deemed to be made and entered into in the State of Michigan and shall in all
                  respects be interpreted, enforced and governed under the laws of the State of Michigan and the United States.

EXECUTIVE REPRESENTS THAT HE FULLY UNDERSTANDS THE TERMS OF THIS AGREEMENT AND
EXECUTES IT KNOWINGLY AND VOLUNTARILY; THAT NO PROMISE, INDUCEMENT OR AGREEMENT
HAS BEEN MADE TO HIM OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS AGREEMENT;
THAT THIS AGREEMENT, INCLUDING THE COVENANTS INCORPORATED BY REFERENCE, CONTAINS
THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE MODIFIED EXCEPT BY A
SUBSEQUENT WRITTEN AGREEMENT, EXECUTED BY BOTH PARTIES, WHICH SPECIFICALLY
EVIDENCES AN INTENT TO MODIFY THIS AGREEMENT; AND THAT EXECUTIVE HAS BEEN
ADVISED TO CONSULT WITH LEGAL COUNSEL PRIOR TO EXECUTING THIS AGREEMENT.

WITNESSED:

----------------------------------   -----------------------------------
                                         BRUCE R. SWIFT

----------------------------------   -----------------------------------
DATE OF WITNESS' SIGNATURE               DATE OF EXECUTIVE'S SIGNATURE

                              METALDYNE CORPORATION
                                   (EMPLOYER)

                   BY: _______________________________________

                   ITS: _______________________________________